Exhibit 99.1

CONTACTS:
Dominic Paschel
SuccessFactors, Inc.
Investor Relations
650-645-4474
dpaschel@successfactors.com

Jesse Odell LaunchSquad Public Relations 415-625-8555 successfactors@launchsquad.com
SuccessFactors’ Revenue up 95% for 2007 —
Announces Fourth Quarter and Fiscal 2007 Results
Customer Base Increases 106% to 1,750 and Exceeds Three Million Users
•	Revenue up 95% year-over-year to $63.4 million

•	Bookings of $112 million, an increase of 88% year-over-year

•	Deferred revenue up 93% year-over-year to $101 million

•	Company initiates first quarter and full year fiscal 2008 guidance
SAN MATEO, Calif. — February 13, 2008 — SuccessFactors, Inc. (NASDAQ: SFSF), the global leader in on-demand performance and talent management solutions, today announced results for its fourth quarter and fiscal year 2007 ended December 31, 2007.
“95% revenue growth in 2007, and passing $100 million in annual bookings in our first six years, is an extraordinary achievement,” said Lars Dalgaard, president and CEO, SuccessFactors. “We did this through our colleagues’ passionate execution and our customers’ unwavering commitment. Global demand for our products has never been stronger. Even in a challenging economy, customers have a large appetite for products that increase revenue and decrease costs. We do both.”
SuccessFactors’ results for the fourth quarter of fiscal year 2007 were as follows:
•	Q4 FY07 Revenue: Revenue was $19.2 million, an increase of 70% on a year-over-year basis and an increase of 15% on a quarter-over-quarter basis compared to the third quarter of 2007.

•	Q4 FY07 Bookings: Bookings, defined as revenue plus change in total deferred revenue during the period, was $45.7 million, an increase of 69% on a year-over-year basis and an increase of 65% on a quarter-over-quarter basis compared to the third quarter of 2007.

•	Q4 FY07 Customers: Customers rose approximately 350, a new record, during the quarter and totaled approximately 1,750 as of December 31, 2007, an increase of 106% from December 31, 2006, and an increase of 25% from September 30, 2007.

•	Q4 FY07 Net Loss per Share: On a GAAP basis, the net loss per common share, basic and diluted, was $1.11. The non-GAAP net loss per common share, basic and diluted, was $0.49, which excludes approximately $1.8 million in stock-based compensation, $1.2 million of other expense related to the fair value of our previously outstanding convertible preferred stock warrants, and $1.6 million of debt issuance and related costs associated with these warrants. For the basis of GAAP and non-GAAP net loss calculations, there were 23.7 million and 43.9 million weighted average shares outstanding during the quarter, respectively. Together, these items reduced reported GAAP net loss per common share, basic and diluted, by $0.62 per share.

•	Q4 FY07 Total Deferred Revenue: Total deferred revenue as of December 31, 2007 was $101 million, an increase of 93% compared to December 31, 2006 and 36% compared to September 30, 2007.
Results for the fiscal year 2007:
•	FY2007 Revenue: Revenue was $63.4 million, an increase of 95% on a year-over-year basis.

•	FY2007 Bookings: Bookings were $112 million, an increase of 88% on a year-over-year basis.

•	FY2007 Cash: Cash used in operations for fiscal 2007 was $28.5 million. Total cash, cash equivalents, and marketable securities at the end of the year were $90.8 million.

•	FY2007 Customers: Customers rose approximately 900, to a new record of approximately 1,750 as of December 31, 2007, an increase of 106% from the end of 2006.

•	FY2007 Net Loss per Share: On a GAAP basis, the net loss per common share, basic and diluted, was $8.35. The non-GAAP net loss per common share, basic and diluted, was $1.73, which excludes approximately $4.4 million in stock-based compensation, $2.5 million of other expense related to the fair value of our previously outstanding convertible preferred stock warrants, and $1.9 million of debt issuance and related costs associated with these warrants. For the basis of GAAP and non-GAAP net loss calculations, there were 9.0 million and 38.5 million weighted average shares outstanding during the year, respectively. Together, these items reduced reported GAAP net loss per common share, basic and diluted, by $6.62 per share.

Additional Fourth Quarter and Fiscal 2007 Highlights:
•	Examples of customer wins and additional product deployments in 2007 include Toyota, Goldman Sachs, Thomson Learning, Meridian Health, Fannie Mae, Mylan Laboratories, Sepracor, Baylor Health Care System, Transocean, Barrick Gold, Tesoro Petroleum, Suncor Energy, Avery Dennison, Canadian Pacific Railway, Premier Farnell, Cadbury Schweppes, Lincoln Financial Group, Eclipse Aviation, NFL Players Association, Northwest Airlines, Johnson & Johnson, Gambro, and La Poste.

•	In 2007, 135 deals exceeded $250,000 in total contract value, 62 deals exceeded $500,000 in total contract value, and 15 deals exceeded $1 million in total contract value.

•	Announced one of the world’s largest software-as-a-service deployments, Wachovia Bank, with more than 85,000 employees, is actively utilizing the SuccessFactors Performance and Talent Management Suite.

•	Honored nationally as one of the 50 Best Companies to Work For in America by the Society of Human Resource Management and the Great Place To Work Institute.

•	Recognized as one of the Top 100 Best Places to Work in Greater Bay Area by the San Francisco Business Times, Silicon Valley/San Jose Business Journal, and East Bay Business Times.

•	Successfully achieved SAS 70 Type I and II compliance.

•	In November, SuccessFactors launched a new program called OneVoice to help enable constant, ongoing collaboration between our customers and product teams. With more than 1000 members, OneVoice is a community of customers focused on driving the direction of SuccessFactors’ products, helping the company to prioritize its development decisions.

Guidance
SuccessFactors is initiating guidance for its first quarter and for its full fiscal year 2008.
•	Q1 FY08: Revenue for the Company’s first fiscal quarter is projected to be in the range of approximately $20.5 million to $21.5 million. Non-GAAP net loss per common share, basic and diluted, is expected to be in the range of approximately ($0.40) to ($0.42). Non-GAAP net loss per common share estimates exclude the effects of stock-based compensation expense and assumes an average weighted share count of 51.8 million shares.

•	Full Year FY08: The Company expects full year revenue for fiscal 2008 to be approximately $101 million to $103 million. The company also expects non-GAAP net loss per common share, basic and diluted, for fiscal 2008 to be in the range of approximately ($1.63) to ($1.67). Non-GAAP net loss per common share estimates exclude the effects of stock-based compensation expense and assumes an average weighted share count of 53.1 million shares.
Conference Call
SuccessFactors will host a conference call to discuss its fourth quarter and fiscal 2007 results at 2:00 p.m. Pacific Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations website at http://www.successfactors.com/investor. In addition, an archive of the webcast can be accessed through the same link until February 22, 2008. Participants who choose to call into the conference call can do so by dialing domestically at 866-923-9739 and internationally at 706-634-0915. A domestic replay will be available at 800-642-1687 or 706-645-9291 internationally, passcode 30758194, until February 22, 2008.
About SuccessFactors, Inc.
SuccessFactors is the leading provider of on-demand employee performance and talent management solutions that enable organizations of every size, across every industry and geography, to achieve high-performing workforces by enabling goal alignment and execution, talent development and planning, and pay-for-performance initiatives. SuccessFactors currently has more than 1,750 customers across more than 60 industries, with more than 3 million end users in over 156 countries using the application in 22 languages. Founded in 2001 with offices around the world, the company employs more than 700 people, all passionately focused on revolutionizing the future of work. For more information, visit: http://www.successfactors.com.

###
“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are SuccessFactors’ current expectations and beliefs.
This release contains forward-looking statements about expected revenue and non-GAAP earnings per share for the first fiscal quarter of 2008, the full fiscal year 2008, related items, and demand for our products. Factors that could cause actual results to differ materially include: our ability to continue to experience high customer renewal rates; whether customers renew their agreements for additional modules or users; pricing pressures; the fact that our market is at an early stage of development, and it may not develop as rapidly as we predict; competitive factors; outages or security breaches; our ability to develop, and market acceptance of, new services; our ability to manage our growth; our ability to improve our internal controls; our ability to successfully expand our sales force and its effectiveness; and general economic conditions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.
Further information on these and other factors that could affect our financial results is included in the section entitled “Risk Factors” in our Registration Statement on Form S-1 and in the reports on Form 10-K, 10-Q and in other filings we make with the Securities and Exchange Commission from time to time.
These documents are or will be available on the SEC Filings section of the Investor Information section of our website at www.successfactors.com/investor.
SuccessFactors, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
SuccessFactors is a trademark of SuccessFactors, Inc., San Mateo, California. Other names used may be trademarks of their respective owners.

SuccessFactors, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,
	2006	2007
	(1)	(unaudited)

Assets:
Current assets:
Cash and cash equivalents	$26,172	$82,274
Marketable securities	—	8,513
Accounts receivable, net of allowance for doubtful accounts	22,804	42,072
Deferred commissions	2,532	4,199
Prepaid expenses and other current assets	1,038	2,347

Total current assets	52,546	139,405
Restricted cash	934	964
Property and equipment, net	3,082	6,532
Deferred commissions, net of current portion	3,115	7,343
Other assets	1,067	300

Total assets	$60,744	$154,544

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$1,608	$3,595
Accrued expenses and other current liabilities	2,400	7,016
Accrued employee compensation	11,566	18,265
Deferred revenue	42,023	84,624
Current portion of capital lease obligations	36	34

Total current liabilities	57,633	113,534
Capital lease obligations, net of current portion	90	56
Long-term debt	9,711	—
Deferred revenue, net of current portion	10,331	16,386
Convertible preferred stock warrant liability	1,496	—
Other long-term liabilities	289	4,625

Total liabilities	79,550	134,601

Convertible preferred stock	45,289	—

Stockholders’ equity (deficit):
Common stock	6	51
Additional paid-in capital	1,758	161,150
Notes receivable from stockholders	(9)	—
Accumulated other comprehensive income	9	55
Accumulated deficit	(65,859)	(141,313)

Total stockholders’ equity (deficit)	(64,095)	19,943

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$60,744	$154,544

(1)	The condensed consolidated balance sheet as of December 31, 2006 has been derived from the audited financial statements as of that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

SuccessFactors, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(1)	(unaudited)
Revenue	$11,329	$19,211	$32,570	$63,350
Cost of revenue (2)	4,168	9,128	14,401	26,341

Gross profit	7,161	10,083	18,169	37,009

Operating expenses: (2)
Sales and marketing	10,854	21,536	32,317	70,963
Research and development	3,339	5,312	10,622	16,725
General and administrative	2,130	6,028	7,483	19,091

Total operating expenses	16,323	32,876	50,422	106,779

Loss from operations	(9,162)	(22,793)	(32,253)	(69,770)

Interest income	198	475	637	1,055
Interest expense	(170)	(2,333)	(458)	(3,692)
Other income (expense)	39	(1,335)	70	(2,622)

Loss before provision for income taxes	(9,095)	(25,986)	(32,004)	(75,029)
Provision for income taxes	(14)	(305)	(42)	(425)

Net loss	$(9,109)	$(26,291)	$(32,046)	$(75,454)

Net loss per common share, basic and diluted	$(3.32)	$(1.11)	$(13.39)	$(8.35)

Shares used in computing net loss per common share, basic and diluted	2,747	23,688	2,393	9,036

Non-GAAP net loss per common share, basic and diluted (3) (unaudited)	$(0.26)	$(0.60)	$(0.97)	$(1.96)

Shares used in computing Non-GAAP net loss per common share, basic and diluted (3) (unaudited)	35,293	43,855	32,957	38,463

(1)	The condensed consolidated statements of operations for the year ended December 31, 2006 has been derived from the audited financial statements as of that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.
(2)	Amounts include stock-based compensation expenses in accordance with SFAS123(R) as follows:

	Three months ended		Year ended
	December 31,		December 31,
	2006	2007	2006	2007

Cost of revenue	$35	$189	$94	$448
Sales and marketing	149	879	351	2,269
Research and development	39	208	77	512
General and administrative	121	501	295	1,189

(3)	Non-GAAP basic and diluted net loss per common share have been computed to give effect to the conversion of the convertible preferred stock into common stock using the if-converted method as though the conversion had occurred on the original date of issuance.

SuccessFactors, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	December 31,
	2006	2007
Cash flow from operating activities:	(1)	(unaudited)
Net loss	$(32,046)	$(75,454)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	868	2,173
Loss on retirement and write off of fixed assets	—	156
Amortization of deferred commissions	2,042	4,063
Stock-based compensation expense	817	4,418
Amortization of debt issuance costs	177	1,916
Adjustment to fair value of convertible preferred stock warrants	(54)	2,510
Issuance of preferred stock warrants in connection with executive search	13	—
Changes in assets and liabilities:
Accounts receivable	(13,372)	(19,268)
Deferred commissions	(5,295)	(9,958)
Prepaid expenses and other current assets	(554)	(1,309)
Other assets	(1,241)	(296)
Accounts payable	805	1,791
Accrued expenses and other current liabilities	675	4,165
Accrued employee compensation	4,964	6,699
Other liabilities	1,248	1,270
Deferred revenue	27,142	48,656

Net cash used in operating activities	(13,811)	(28,468)

Cash flow from investing activities:
Restricted cash	(639)	(30)
Capital expenditures	(2,102)	(5,475)
Purchase of available-for-sale securities	—	(11,218)
Sale of available-for-sale securities	—	2,705

Net cash used in investing activities	(2,741)	(14,018)

Cash flow from financing activities:
Proceeds from issuance of convertible preferred stock, net of issuance costs	24,906	—
Proceeds from exercise of stock options	144	553
Proceeds from early exercise of stock options, net	—	4,674
Proceeds from exercise of common stock warrants	70	–
Proceeds from exercise of preferred stock warrants	—	20
Proceeds from initial public offering, net of offering costs	—	104,602
Proceeds from advance on line of credit	10,000	10,000
Repayment of line of credit	—	(21,272)
Principal payments on capital lease obligations	(107)	(36)

Net cash provided by financing activities	35,013	98,541

Effect of exchange rate changes on cash and cash equivalents	9	47

Net increase in cash and cash equivalents	18,470	56,102
Cash and cash equivalents at beginning of year	7,702	26,172

Cash and cash equivalents at end of year	$26,172	$82,274

(1)	The condensed consolidated statements of cash flows for the year ended December 31, 2006 has been derived from the audited financial statements as of that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

SuccessFactors, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(1)	(unaudited)

Bookings reconciliation:
Revenue	$11,329	$19,211	$32,570	$63,350

Ending total deferred revenue	52,354	101,010	52,354	101,010
Less: Beginning total deferred revenue	36,598	74,486	25,212	52,354

Change in total deferred revenue	15,756	26,524	27,142	48,656

Bookings (revenue plus change in total deferred revenue)	$27,085	$45,735	$59,712	$112,006

Net loss and net loss per share reconciliations:
GAAP net loss	$(9,109)	$(26,291)	$(32,046)	$(75,454)
(a) Stock-based compensation as measured under SFAS123R	344	1,777	817	4,418
(b) Adjustment to fair value of convertible preferred stock warrants	(54)	1,200	(54)	2,510
(c) Amortization of debt issuance costs	78	1,616	177	1,916

Non-GAAP net loss excluding stock-based compensation expense and other items	$(8,741)	$(21,698)	$(31,106)	$(66,610)

GAAP net loss per common share - basic and diluted	$(3.32)	$(1.11)	$(13.39)	$(8.35)

Non-GAAP net loss per common share (excluding stock-based compensation expense and other items) - basic and diluted	$(0.25)	$(0.49)	$(0.94)	$(1.73)

GAAP shares used in computing net loss per common share, basic and diluted	2,747	23,688	2,393	9,036

Non-GAAP shares used in computing net loss per common share-basic and diluted	35,293	43,855	32,957	38,463

Total spend reconciliation:
GAAP total cost of revenue and operating expenses	$20,491	$42,004	$64,823	$133,120
(a) Stock-based compensation as measured under SFAS123R	344	1,777	817	4,418

Non-GAAP total cost of revenue and operating expenses (total spend)	$20,147	$40,227	$64,006	$128,702

Gross profit and gross margin reconciliation:
GAAP gross profit	$7,161	$10,083	$18,169	$37,009
(d) Stock-based compensation in cost of revenue as measured under SFAS123R	35	189	94	448

Non-GAAP gross profit	$7,196	$10,272	$18,263	$37,457

GAAP gross margin percentage	63%	52%	56%	58%
Non-GAAP gross margin percentage	64%	53%	56%	59%

Cost of revenue reconciliation:
GAAP cost of revenue	$4,168	$9,128	$14,401	$26,341
(d) Stock-based compensation in cost of revenue as measured under SFAS123R	35	189	94	448

Non-GAAP cost of revenue	$4,133	$8,939	$14,307	$25,893

Total operating expenses reconciliation:
GAAP total operating expenses	$16,323	$32,876	$50,422	$106,779
(e) Stock-based compensation in operating expenses as measured under SFAS123R	309	1,588	723	3,970

Non-GAAP operating expenses	$16,014	$31,288	$49,699	$102,809

Total sales and marketing reconciliation:
GAAP sales and marketing	$10,854	$21,536	$32,317	$70,963
(f) Stock-based compensation in sales and marketing as measured under SFAS123R	149	879	351	2,269

Non-GAAP sales and marketing	$10,705	$20,657	$31,966	$68,694

Total research and development reconciliation:
GAAP research and development	$3,339	$5,312	$10,622	$16,725
(g) Stock-based compensation in research and development as measured under SFAS123R	39	208	77	512

Non-GAAP research and development	$3,300	$5,104	$10,545	$16,213

Total general and administrative reconciliation:
GAAP general and administrative expenses	$2,130	$6,028	$7,483	$19,091
(h) Stock-based compensation in general and administrative as measured under SFAS123R	121	501	295	1,189

Non-GAAP general and administrative	$2,009	$5,527	$7,188	$17,902

(1)	The GAAP numbers for the year ended December 31, 2006 have been derived from the audited financial statements as of that date, but does not include all of the information and footnotes requited by accounting principles generally accepted in the United States for complete financial statements.